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                                                                    EXHIBIT 10.6



                                TRUST AGREEMENT
                                      FOR
                         AMERICAN PACIFIC CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Agreement made this  23/rd/ day of     November, 1999       , by and
                         ------          ------------------------
between American Pacific Corporation (the "Company") and John R. Gibson and David N. Keys (collectively the "Trustee").

WHEREAS, the Company has adopted the American Pacific Corporation Supplemental Executive Retirement Plan;

WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

WHEREAS, the Company wishes to establish a trust (the "Trust") and, at its discretion, or pursuant to the terms of the Plan, to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly-compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                              Exhibit 10.6 Page 1
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SECTION 1. Establishment of Trust.
           ----------------------

      (a)  The Company hereby deposits with the Trustee in trust
           $ 1.6 million    , which shall become the principal of the Trust to
            ----------------
           be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

      (b)  The Trust hereby established shall be irrevocable.

      (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

           (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

      (e) The Company may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change of Control neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

                              Exhibit 10.6 Page 2
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      (f)  Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than 30 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

SECTION 2. Payments to the Plan Participants and Their Beneficiaries.
           ---------------------------------------------------------

      (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, specifies the form in which such amounts are to be paid (as provided for or available under the Plan), and specifies the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

      (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under a Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

      (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their

                              Exhibit 10.6 Page 3
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           beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

SECTION 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When
           -------------------------------------------------------------------
           the Company is Insolvent.
           ------------------------

     (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      (b)  At all times during the continuance of this Trust, as provided in
           Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

           (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

           (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a

                              Exhibit 10.6 Page 4
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                reasonable basis for making a determination concerning the
                Company's solvency.

           (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under a Plan or otherwise.

           (4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.  Payments to the Company.
            -----------------------

      Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 5.  Investment Authority.
            --------------------

                              Exhibit 10.6 Page 5
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      The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

      The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

SECTION 6.  Disposition of Income.
            ---------------------

      During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7.  Accounting by Trustee.
            ---------------------

      The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 8.  Responsibility of Trustee.
            -------------------------

                              Exhibit 10.6 Page 6
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      (a)    The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of a Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

      (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

      (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

      (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

      (e) The Trustee shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

                              Exhibit 10.6 Page 7
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      (f)    However, notwithstanding the provisions of Section 8(e) above, the
             Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

      (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 9.   Compensation and Expenses of Trustee.
             ------------------------------------

     The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 10.  Resignation and Removal of Trustee.
             ----------------------------------

      (a) Prior to a Change of Control, the Trustee may resign at anytime by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise. Following a Change of Control, the Trustee may resign only after the appointment of a successor Trustee.

      (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee. The Trustee may not be removed by the Company for one year following the Change of Control unless such removal is with the consent of a majority of the participants and such removal shall be effective only after a successor Trustee has been appointed pursuant to Section 11.

      (c) Upon resignation or removal of and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer

                              Exhibit 10.6 Page 8
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             shall be completed within 90 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

SECTION 11.  Appointment of Successor.
             ------------------------

      (a) If the Trustee resigns (or is removed) prior to a Change of Control, the Company shall appoint a third party, such as a bank trust department or other party that has been granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer. If no such appointment has been made, the Trustee shall apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

      (b) If the Trustee resigns (or is removed) coincident with or after a Change of Control, the Trustee shall appoint a third party, such as a bank trust department or other party that has been granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer. If no such appointment has been made, a majority of the participants may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                              Exhibit 10.6 Page 9
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      (c)    The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes a successor Trustee.

SECTION 12.  Amendment or Termination.
             ------------------------

      (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or make the Trust revocable.

      (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

      (c) Upon written approval of all participants or, in the case of a deceased participant, his beneficiaries, entitled to payment of benefits pursuant to the terms of a Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

      (d) This Trust shall not be amended by the Company for one year following a Change of Control as defined herein without the written consent of a majority of the participants.

SECTION 13.  Miscellaneous.
             --------------

                             Exhibit 10.6 Page 10
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     (a)   Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

      (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, to the extent not superseded by Federal law.

      (d)  For the purposes of this Trust, Change of Control shall mean

          (i) a merger or consolidation of the Company with or into any other entity unless after such event at least a majority of the voting power of the surviving or resulting entity is beneficially owned by persons who beneficially own a majority of the voting power of the Company immediately prior to such event, or

          (ii) the sale of fifty percent (50%) or more of the voting stock of the Company, or

          (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause, such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than 35% of the total voting power of the voting stock of the Company, or

                             Exhibit 10.6 Page 11
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          (iv)  the sale of all or substantially all the assets of the Company,
                or

          (v)   the dissolution of the Company, or

          (vi) a change in the identity of a majority of the members of the Company's board of directors within any twelve-month period, which change or changes are not recommended by the incumbent directors determined immediately prior to any such change or changes.

SECTION 14.  Effective Date.
             --------------

      The effective date of this Trust Agreement shall be    January 1, 1999.
                                                          ---------------------

                             Exhibit 10.6 Page 12
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IN WITNESS WHEREOF, American Pacific Corporation and the Trustee have executed this Agreement as of the date first above written.

                              AMERICAN PACIFIC CORPORATION

                              By:    /s/ Linda G. Ferguson
                                   -------------------------------------
                              Its:  Vice President - Administration

Attest                        (Trustee)

_______________________       By:    /s/ David N. Keys
                                   -------------------

                              By:    /s/ John R. Gibson
                                   --------------------

                             Exhibit 10.6 Page 13